                                                                     Exhibit 5.1




         (LETTERHEAD OF LOWNDES, DROSDICK, DOSTER, KANTOR & REED, P.A.)



                                           September 22, 2000




Victory Entertainment Corp.
1000 Universal Studios Plaza
Building 22A
Orlando, Florida  32819

Ladies and Gentlemen:

      You have requested our opinion with respect to certain matters in connection with the filing of that certain Registration Statement (the "Registration Statement") on Form S-1 (Registration No. 333-38794), as amended, filed with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of (i) 2,645,000 shares (the "IPO Shares") of common stock, par value $.001 per share ("Common Stock"), of Victory Entertainment Corp. (the "Company") to be sold by you in your initial public offering (the "IPO"), (ii) a certain number of shares of Common Stock to be issued to CMC Magnetics Corporation ("CMC") pursuant to the terms of a Settlement Stipulation (the "Settlement Stipulation") in connection with the settlement of certain litigation between CMI International Holdings, Ltd., Lightpoint Entertainment, Inc. and certain other parties, as described in the Registration Statement, which number of shares of Common Stock (the "CMC Shares") will be determined by dividing $1,500,000 by 85% of the public offering price of the IPO Shares in the IPO, and
(iii) an additional 880,000 shares of Common Stock (the "Warrant Shares") underlying certain investor warrants and placement agent warrants as described in the Registration Statement (collectively, the "Warrants").

      In connection with the delivery of this opinion, we have examined copies of the Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, as set forth as exhibits to the Registration Statement, copies of the Settlement Stipulation and the Warrants, certain resolutions adopted by the Board of Directors of the Company, the form of stock certificate representing the IPO Shares as set forth as an exhibit to the Registration Statement, and such other records, agreements, instruments, certificates and other documents of public officials, the Company and its officers and representatives, and have made such inquiries of the Company and its officers and representatives, as we have deemed necessary or appropriate in connection with the opinions set forth herein. With respect to certain factual matters material to our opinion, we have relied upon

Victory Entertainment Corp.
September 22, 2000
Page 2
---------------------------------


representations from, or certificates of, officers of the Company. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

      Based on such examination and review, and subject to the foregoing, we are of the opinion that:

      1. The IPO Shares, when sold, issued and delivered in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

      2. The CMC Shares, when issued to CMC pursuant to the terms of the Settlement Stipulation, will be validly issued, fully paid and non-assessable.

      3. The Warrant Shares, when issued upon the exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

      We are licensed to practice law in the State of Florida. The opinions set forth herein are based solely on and are limited in all respects to the substantive laws of the State of Florida and the federal law of the United States in force and effect on the date hereof. Accordingly, we express no opinion as to matters governed by the laws of any other state or jurisdiction.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.


                                     Very truly yours,

                                     LOWNDES, DROSDICK, DOSTER, KANTOR
                                     & REED, P.A.


                                     By: /s/ James J. Hoctor
                                         ----------------------------------
                                         James J. Hoctor, Vice President



JJH/gj